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                                                                  EXHIBIT NO. 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                 Year Ended
                                             December 31, 2001
                                             ------------------
                                                      Earnings
                                             Shares   Per Share
                                             ------   ---------
                                               (In Thousands)

Basic Weighted Average Shares Outstanding     4,422     $1.10
                                              =====     =====

Diluted
   Average Shares Outstanding                 4,422
   Common Stock Equivalents                       0
                                              -----

                                              4,422     $1.10
                                              =====     =====

                                                 Year Ended
                                             December 31, 2000
                                             ------------------
Basic Weighted Average Shares Outstanding     4,439     $1.02
                                              =====     =====

Diluted
   Average Shares Outstanding                 4,439
   Common Stock Equivalents                       0
                                              =====
                                              4,439     $1.02
                                              =====     =====